EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



  Name:  Maple Leaf Capital I, L.L.C.
  Address:  c/o Andreeff Equity Advisors, L.L.C., 140 E. St. Lucia Lane, Santa
  Rosa Beach, FL   32459
  Designated Filer:  Dane Andreeff
  Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
  Date of Event Requiring Statement:  July 22, 2008

  Signature:
            -----------------------------
      By:  Dane Andreeff, Managing Member